Exhibit 99.1

Noodles & Company Announces First Quarter 2020 Financial Results
Continues to Leverage Strong Off-Premise Capabilities
Strong Sales First Ten Weeks of Year Offset by COVID-19 Impact In Latter March

Broomfield, Colo., May 6, 2020 (GLOBE NEWSWIRE) - Noodles & Company (Nasdaq: NDLS) today announced financial results for its first quarter ended March 31, 2020.

Key highlights for the first quarter of 2020 versus the first quarter of 2019 include:

•
Total revenue decreased 8.8% to $100.3 million from $110.0 million, primarily due to the decrease in comparable restaurant sales as a result of mandated dining room closures in response to COVID-19 as well as the refranchising of fourteen restaurants since the first quarter of 2019.

•	Comparable restaurant sales decreased 7.2% system-wide, comprised of a 7.0% decrease at company-owned restaurants and an 8.9% decrease at franchise restaurants.

◦	Comparable sales growth system-wide increased 5.5% during the first ten weeks of the year through March 10th.

◦	Comparable sales were negatively impacted by COVID-19 during the last three weeks of the fiscal quarter, resulting in a system-wide comparable sales decline of 46.3% from March 11th to March 31st.

•
Strengthened existing off-premise capabilities by: launching curbside pickup in 350 restaurants, expanding delivery options through existing digital channels, adding Uber Eats as a delivery partner to complement existing partnership with Door Dash, and launching direct delivery channel.

•	Digital sales grew 44.2% and accounted for 31.0% of sales; contributed to a 6.0% increase in the total percentage of off-premise sales from 55.7% to 61.7% of all sales.

•	Net loss was $5.8 million, or $0.13 per diluted share, compared to a net loss of $1.9 million, or $0.04 per diluted share.

•	Adjusted net loss(1) was $3.9 million, or $0.09 per diluted share, compared to an adjusted net loss of $1.2 million, or $0.03 per diluted share.

•	Restaurant contribution margin(1) decreased 190 basis points to 10.7%.

•	Opened one new company-owned restaurant and sold nine restaurants to an existing franchisee.

•	Enhanced cash position with precautionary revolving credit draws totaling $47.0 million.

(1)
Adjusted net loss and restaurant contribution margin are non-GAAP measures. Reconciliations of net loss to adjusted net loss and of operating income (loss) to restaurant contribution margin are included in the accompanying financial data. See “Non-GAAP Financial Measures.”

“I am proud of all of our team members and partners for their tremendous commitment to quickly evolve and address the needs of the consumer during this unprecedented time,” said Dave Boennighausen, Chief Executive Officer. “After a strong 2019 reflecting continued growth in comparable sales, margin and earnings, 2020 began with significant business momentum as our off-premise, culinary and operational initiatives continued to resonate with our guests. As we previously disclosed, the company achieved mid-single digit comparable sales growth during the first ten weeks of the quarter before sales were abruptly disrupted by the current COVID-19 crisis.”

Boennighausen continued “Fortunately, Noodles & Company’s investment in building a strong off-premise business, which represented over 60% of sales quarter-to-date prior to the COVID-19 crisis, has allowed the company to navigate this downturn. We are seeing a steady rebound in company-owned comparable sales growth, which declined 54.7% during the last week of March but has since improved to a decline of just 33.6% for the fiscal week ended May 5, 2020 as our digital and off-premise innovation is helping offset the continued closure of our restaurant dining rooms. Our balance sheet remains strong, with cash on hand of $61.1 million as of May 5, 2020.”

“We continue to maintain our intense focus on ensuring the health and safety of our team members and guests, including several process enhancements enacted over the past several weeks. Although we are prepared and excited to welcome guests back into our dining rooms as the situation allows, our strong off-premise business and increased digital capabilities give us increased confidence in both the company’s ability to navigate this current crisis but also strengthen our competitive position going forward.” Boennighausen concluded.

First Quarter 2020 Financial Results

Total revenue decreased $9.7 million in the first quarter of 2020, or 8.8%, to $100.3 million, compared to $110.0 million in the first quarter of 2019. This decrease was primarily due to a decline in traffic related to the impact of COVID-19 during the last few weeks of the quarter, as well as the refranchising of 14 total restaurants since January 2019. Average unit volume (“AUV”) for the quarter increased $14,000 to $1,145,000 compared to $1,131,000 in the first quarter of 2019.

In the first quarter of 2020, system-wide comparable restaurant sales declined 7.2%, comprised of a 7.0% decrease at company-owned restaurants and an 8.9% decrease at franchise restaurants.

Sales for the first and second period of 2020 were trending positively as shown below. As we entered the third week of the third period of the quarter and as mandated shutdowns and stay at home orders went into effect across the country, our sales were significantly reduced as we began relying solely on off-premise sales.

Comparable Restaurant Sales	4 weeks ended January 28, 2020 (first period)	4 weeks ended February 25, 2020 (second period)	2 weeks ended March 10, 2020	March 11-March 31, 2020	Fiscal Quarter Ended March 31, 2020
Company-owned	4.4%	7.4%	4.5%	(45.5)%	(7.0)%
Franchise	2.2%	7.7%	5.2%	(51.3)%	(8.9)%
System-wide	4.1%	7.5%	4.6%	(46.3)%	(7.2)%

In the first quarter of 2020, we opened one new company-owned restaurant and sold nine restaurants to a franchisee. The Company had 458 restaurants at the end of the first quarter 2020, comprised of 381 company-owned restaurants and 77 franchise restaurants.

For the first quarter of 2020, the Company reported a net loss of $5.8 million, or $0.13 per diluted share, compared with net loss of $1.9 million in the first quarter of 2019, or $0.04 per diluted share. Loss from operations for the first quarter of 2020 was $4.9 million, compared to $1.1 million in the first quarter of 2019. Closure costs in the first quarter of 2020 included ongoing costs as well as adjustments to liabilities as lease terminations occur.

Restaurant contribution margin decreased 190 bps to 10.7% in the first quarter of 2020, compared to 12.6% in the first quarter of 2019. This decrease was primarily due to decreased sales volumes, increased costs related to COVID-19 and increased third-party delivery fees associated with higher delivery sales.

Adjusted net loss was $3.9 million, or $0.09 per diluted share, in the first quarter of 2020, compared to adjusted net loss of $1.2 million, or $0.03 per diluted share, in the first quarter of 2019. Adjusted EBITDA decreased to $1.8 million in the first quarter of 2020 from $5.6 million in the first quarter of 2019.

We do not have any further updates on our fiscal year 2020 expectations following the withdrawal of our financial guidance on March 16th, 2020.

Non-GAAP Financial Measures

The Company believes that a quantitative reconciliation of the Company’s non-GAAP financial measures guidance to the most comparable financial measures calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to provide guidance for various reconciling items that are outside of the Company’s control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. A reconciliation of certain non-GAAP financial measures would also require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit thereof. None of these measures, nor their probable significance, can be reliably quantified. The non-GAAP financial measures noted above have limitations as analytical financial measures, as discussed below in the section entitled “Non-GAAP Financial Measures.” In addition, the guidance with respect to non-GAAP financial measures is a forward-looking statement, which by its nature involves risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statement, as discussed below in the section entitled “Forward-Looking Statements.”

Key Definitions

Average Unit Volume — represents of the average annualized sales of all company-owned restaurants for the trailing 12 periods. AUV is calculated by dividing restaurant revenue by the number of operating days within each time period and multiplying by the number of operating days we have in a typical year. This measurement allows management to assess changes in consumer traffic and per person spending patterns at our restaurants.

Comparable Restaurant Sales — represents year-over-year sales comparisons for the comparable restaurant base open for at least 18 full periods. This measure highlights performance of existing restaurants, as the impact of new restaurant openings is excluded. Changes in comparable restaurant sales are generated by changes in traffic, which we calculate as the number of entrées sold, or changes in per-person spend, calculated as sales divided by traffic.

Restaurant Contribution and Restaurant Contribution Margin — restaurant contribution represents restaurant revenue less restaurant operating costs, which are costs of sales, labor, occupancy and other restaurant operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are presented because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses restaurant contribution and restaurant contribution margin as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors. See “Non-GAAP Financial Measures” below.

EBITDA and Adjusted EBITDA — EBITDA represents net income (loss) before interest expense, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA represents net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization, restaurant impairments, closure costs and asset disposals, acquisition costs, severance costs and stock-based compensation expense. EBITDA and Adjusted EBITDA are presented because: (i) management believes they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, asset disposals and closure costs, and (ii) management uses them internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare performance to that of competitors. See “Non-GAAP Financial Measures” below.

Adjusted Net Income (Loss) — represents net income (loss) plus various adjustments and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s performance, excluding the impact of special items that affect the comparability of results in past quarters and expected results in future quarters. See “Non-GAAP Financial Measures” below.

Conference Call

Noodles & Company will host a conference call to discuss its first quarter financial results on Wednesday, May 6, 2020 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (877) 303-1298 or for international callers by dialing (253) 237-1032. A replay will be available after the call and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the passcode is 4192015. The replay will be available until Wednesday, May 13, 2020. The conference call will also be webcast live from the Company’s corporate website at investor.noodles.com, under the “Events & Presentations” page. An archive of the webcast will be available at this location shortly after the call has concluded until Wednesday, May 13, 2020.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted net income (loss), adjusted earnings (loss) per share, restaurant contribution and restaurant contribution margin (collectively, the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or to be superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s operating performance excluding the impact of restaurant impairment and closure costs, dead deal or registration statement costs, severance costs and stock-based compensation expense and the tax effect of such adjustments. However, the Company recognizes that non-GAAP financial measures have limitations as analytical financial measures. The Company compensates for these limitations by relying primarily on its GAAP results and using non-GAAP metrics only supplementally. There are numerous of these limitations, including that: adjusted EBITDA does not reflect the Company’s capital expenditures or future requirements for capital expenditures; adjusted EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments, associated with our indebtedness; adjusted EBITDA does not reflect depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, and do not reflect cash requirements for such replacements; adjusted EBITDA does not reflect the cost of stock-based compensation; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted net income (loss) does not reflect cash expenditures, or future requirements, for lease termination payments and certain other expenses associated with reduced new restaurant development; and restaurant contribution and restaurant contribution margin are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures. When analyzing the Company’s operating performance, investors should not consider non-GAAP financial metrics in isolation or as substitutes for net income (loss) or cash flow from operations, or other statement of operations or cash flow statement data prepared in accordance with GAAP. The non-GAAP financial measures used by the Company in this press release may be different from the measures used by other companies.

For more information on the non-GAAP financial measures, please see the “Reconciliation of Non-GAAP Measurements to GAAP Results” tables in this press release. These accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

About Noodles & Company

Since 1995, Noodles & Company has been serving noodles your way, from noodles and flavors that you know and love, to new ones you’re about to discover for the first time. From indulgent Wisconsin Mac & Cheese to good-for-you Zoodles, Noodles serves a world of flavor in every bowl. Made up of more than 450 restaurants and 10,000 passionate team members, Noodles is dedicated to nourishing and inspiring every guest who walks through the door. To learn more or find the location nearest you, visit www.noodles.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties such as the number of restaurants we intend to open, projected capital expenditures and estimates of our effective tax rates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding our ability to navigate the COVID-19 crisis, projected capital expenditures, the revenue and balance sheet impact of the COVID-19 crisis, estimated costs associated with our closure of underperforming restaurants, the implementation and results of strategic initiatives and our future financial performance. Our actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to, the extent, duration and severity of the COVID-19 crisis; governmental and guest response to the COVID-19 crisis; other conditions beyond our control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting our customers or food supplies; consumer reaction to industry related public health issues and health pandemics, including the COVID-19 crisis and perceptions of food safety; our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives and operational strategies to improve the performance of our restaurant portfolio; our ability to maintain compliance with debt covenants and continue to access financing necessary to execute our business strategy; the success of our marketing efforts; our ability to open new restaurants on schedule; current economic conditions; price and availability of commodities; our ability to adequately staff our restaurants; changes in labor costs; consumer confidence and spending patterns; seasonal factors; and weather. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on February 26, 2020. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.

Noodles & Company
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended
	March 31, 2020	April 2, 2019
Revenue:
Restaurant revenue	$98,716	$108,765
Franchising royalties and fees, and other	1,632	1,281
Total revenue	100,348	110,046
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Cost of sales	25,204	29,091
Labor	34,231	37,092
Occupancy	12,060	12,430
Other restaurant operating costs	16,689	16,456
General and administrative	10,554	10,140
Depreciation and amortization	5,335	5,507
Pre-opening	73	—
Restaurant impairments, closure costs and asset disposals	1,056	420
Total costs and expenses	105,202	111,136
Loss from operations	(4,854)	(1,090)
Interest expense, net	968	761
Loss before taxes	(5,822)	(1,851)
Provision for income taxes	13	—
Net loss	$(5,835)	$(1,851)
Loss per Class A and Class B common stock, combined
Basic	$(0.13)	$(0.04)
Diluted	$(0.13)	$(0.04)
Weighted average shares of Class A and Class B common stock outstanding, combined:
Basic	44,142,220	43,933,235
Diluted	44,142,220	43,933,235

Noodles & Company
Condensed Consolidated Statements of Operations as a Percentage of Revenue
(unaudited)

	Fiscal Quarter Ended
	March 31, 2020	April 2, 2019
Revenue:
Restaurant revenue	98.4%	98.8%
Franchising royalties and fees, and other	1.6%	1.2%
Total revenue	100.0%	100.0%
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below): (1)
Cost of sales	25.5%	26.7%
Labor	34.7%	34.1%
Occupancy	12.2%	11.4%
Other restaurant operating costs	16.9%	15.1%
General and administrative	10.5%	9.2%
Depreciation and amortization	5.3%	5.0%
Pre-opening	0.1%	—%
Restaurant impairments, closure costs and asset disposals	1.1%	0.4%
Total costs and expenses	104.8%	101.0%
Loss from operations	(4.8)%	(1.0)%
Interest expense, net	1.0%	0.7%
Loss before taxes	(5.8)%	(1.7)%
Provision for income taxes	—%	—%
Net loss	(5.8)%	(1.7)%
_______________________

(1)	As a percentage of restaurant revenue.

Noodles & Company
Consolidated Selected Balance Sheet Data and Selected Operating Data
(in thousands, except restaurant activity, unaudited)

	As of
	March 31, 2020	December 31, 2019
Balance Sheet Data
Total current assets	$64,856	$29,322
Total assets	414,179	378,519
Total current liabilities	50,099	58,034
Total long-term debt	85,382	40,497
Total liabilities	369,273	327,948
Total stockholders’ equity	44,906	50,571

	Fiscal Quarter Ended
	March 31, 2020	December 31, 2019	October 1, 2019	July 2, 2019	April 2, 2019
Selected Operating Data
Restaurant Activity:
Company-owned restaurants at end of period	381	389	391	395	395
Franchise restaurants at end of period	77	68	67	62	64
Revenue Data:
Company-owned average unit volume	$1,145	$1,163	$1,157	$1,148	$1,131
Franchise average unit volume	$1,129	$1,162	$1,161	$1,164	$1,155
Company-owned comparable restaurant sales	(7.0)%	1.4%	2.2%	4.8%	3.0%
Franchise comparable restaurant sales	(8.9)%	1.8%	1.6%	3.7%	2.8%
System-wide comparable restaurant sales	(7.2)%	1.5%	2.1%	4.6%	3.0%

Reconciliations of Non-GAAP Measurements to GAAP Results

Noodles & Company
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
(in thousands, unaudited)

	Fiscal Quarter Ended
	March 31, 2020	April 2, 2019
Net loss	$(5,835)	$(1,851)
Depreciation and amortization	5,335	5,507
Interest expense, net	968	761
Provision for income taxes	13	—
EBITDA	$481	$4,417
Restaurant impairments, closure costs and asset disposals	1,056	420
Stock-based compensation expense	159	726
Fees and costs related to transactions and other acquisition/disposition costs	89	36
Adjusted EBITDA	$1,785	$5,599
______________________________
EBITDA and adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net income (loss) or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. These measures are presented because we believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating our ongoing results of operations.
EBITDA is calculated as net income (loss) before interest expense, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to reflect the eliminations shown in the table above.
EBITDA and adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, closure costs and asset disposals and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

Noodles & Company
Reconciliation of Loss to Adjusted Net Loss
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended
	March 31, 2020	April 2, 2019
Net loss	$(5,835)	$(1,851)
Restaurant impairments, divestitures and closure costs (a)	440	271
Fees and costs related to transactions and other acquisition/disposition costs (b)	89	—
Tax adjustments, net (c)	1,414	418
Adjusted net loss	$(3,892)	$(1,162)

Loss per Class A and Class B common stock, combined
Basic	$(0.13)	$(0.04)
Diluted	$(0.13)	$(0.04)
Adjusted loss per Class A and Class B common stock, combined (d)
Basic	$(0.09)	$(0.03)
Diluted	$(0.09)	$(0.03)
Weighted average Class A and Class B common stock outstanding, combined (d)
Basic	44,142,220	43,933,235
Diluted	44,142,220	43,933,235
_____________________________
Adjusted net loss is a supplemental measure of financial performance that is not required by or presented in accordance with GAAP. We define adjusted net loss as net loss plus the impact of adjustments and the tax effects of such adjustments. Adjusted net loss is presented because management believes it helps convey supplemental information to investors regarding our performance, excluding the impact of special items that affect the comparability of results in past quarters to expected results in future quarters. Adjusted net loss as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted net loss should not be construed as an inference that our future results will be unaffected by excluded or unusual items. Our management uses this non-GAAP financial measure to analyze changes in our underlying business from quarter to quarter based on comparable financial results.

(a)
Reflects the adjustment to eliminate the impact of impairing restaurants, divestiture costs and ongoing closure costs recognized during the first quarters of 2020 and 2019. Both periods include ongoing closure costs from restaurants closed in previous years. These expenses are included in the “Restaurant impairments, closure costs and asset disposals” line in the Condensed Consolidated Statements of Operations.

(b)	Reflects the adjustment to eliminate certain expenses related to corporate projects in the first quarter of 2020.

(c)	Reflects the adjustment to normalize the impact of the valuation allowance that affects our annual effective tax rate and the tax impact of the other adjustments discussed in (a) through (c) above.

(d)	Adjusted per share amounts are calculated by dividing adjusted net income by the basic and diluted weighted average shares outstanding.

Noodles & Company
Reconciliation of Operating Loss to Restaurant Contribution
(in thousands, unaudited)

	Fiscal Quarter Ended
	March 31, 2020	April 2, 2019
Loss from operations	$(4,854)	$(1,090)
Less: Franchising royalties and fees, and other	1,632	1,281
Plus: General and administrative	10,554	10,140
Depreciation and amortization	5,335	5,507
Pre-opening	73	—
Restaurant impairments, closure costs and asset disposals	1,056	420
Restaurant contribution	$10,532	$13,696

Restaurant contribution margin	10.7%	12.6%
_____________________________
Restaurant contribution represents restaurant revenue less restaurant operating costs, which are the cost of sales, labor, occupancy and other operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are non-GAAP measures that are neither required by, nor presented in accordance with GAAP, and the calculations thereof may not be comparable to similar measures reported by other companies. These measures are supplemental measures of the operating performance of our restaurants and are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures.

Restaurant contribution and restaurant contribution margin have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Management does not consider these measures in isolation or as an alternative to financial measures determined in accordance with GAAP. However, management believes that restaurant contribution and restaurant contribution margin are important tools for investors and other interested parties because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses these measures as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors.